Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Signs Non-binding Letter of Intent to Acquire BayMedica, a Commercial Manufacturer of Rare Cannabinoids

Vancouver, BC – June 29, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates as well as manufacturing technologies for pharmaceutical-grade rare cannabinoids, announced that it has entered into a non-binding letter of intent (the “LOI”) to acquire BayMedica Inc. (“BayMedica”), a private company based in Nevada and California that specializes in the manufacture and commercialization of rare cannabinoids.

BayMedica is a revenue-stage biotechnology company leveraging its significant expertise in synthetic biology and pharmaceutical chemistry to develop efficient, scalable, and proprietary manufacturing approaches to produce high quality, regulatory-compliant rare cannabinoids for consumer applications. BayMedica is currently commercializing the rare cannabinoid CBC (cannabichromene) as a B2B supplier to distributors and manufacturers marketing products in the health and wellness sector. BayMedica is currently planning additional rare cannabinoid launches for the coming year.

In addition to their manufacturing and commercial activities in the health and wellness arena, BayMedica is researching cannabinoid analogs as potential drug candidates for pharmaceutical purposes. Those BayMedica proprietary compounds are based upon the structures of naturally-occurring cannabinoids and are designed to either augment the potential therapeutic effect against specific diseases or enhance product safety, or both.

In November 2020, InMed and BayMedica entered into a reciprocal Research Collaboration Agreement to explore synergies between their respective technologies. BayMedica has been assessing specific elements of InMed’s proprietary IntegraSyn™ approach for the production of cannabinoids. InMed has initiated preclinical investigation of several compounds selected from BayMedica’s extensive library of proprietary cannabinoid analogs designed to be developed to treat human disease.

Eric A. Adams, President and Chief Executive Officer of InMed, stated, “We are very excited about the prospect of continuing to work with BayMedica and the potential to build a leading rare cannabinoid company together. Since commencing our collaboration in November last year, it has become apparent that our complementary business models and capabilities have the potential to provide a platform to expedite the growth of both companies and provide the flexibility of multiple processes for the manufacturing of rare cannabinoids. We believe that IntegraSyn™, our pharmaceutical-grade manufacturing process, together with BayMedica’s revenue generating, consumer-focused processes, would create a powerful combination.” Adams continued, “The executive team and employees at BayMedica would contribute decades of highly relevant experience to InMed’s existing pharmaceutical-focused team. Upon a successful closing of the proposed transaction, we expect that the integration of the two teams, the numerous manufacturing technologies, existing and planned revenues from bulk cannabinoid sales, and fundamental pharmaceutical R&D capabilities will position InMed at the forefront of the burgeoning rare cannabinoid sector.”

Pursuant to the indicative terms of the LOI, InMed and BayMedica intend to negotiate and enter into a definitive agreement under which InMed would acquire 100% of BayMedica in exchange for 1.6 million InMed common shares to be issued to BayMedica’s equity and convertible debt holders with any such issued InMed common shares being subject to a six-month contractual hold period. The total number of InMed common shares issuable in the proposed transaction may be reduced in the event that BayMedica’s net liabilities exceed a negotiated threshold following completion of a financial review of BayMedica’s closing balance sheet. The LOI further provides that 25% of the InMed common shares issuable on closing would be held in escrow, subject to cancellation, to satisfy certain potential post-closing indemnification claim(s) that InMed may have under the definitive agreement in the six- and twelve-month period following closing of the proposed transaction. In addition, BayMedica’s equity and debt holders would receive Series A warrants to acquire up to 800,000 common shares of InMed priced at 125% of the 20-day volume weighted average price of InMed’s common shares on closing of the proposed transaction (the “Deal Share Price”) and Series B warrants to acquire up to 800,000 common shares of InMed priced at 200% of the Deal Share Price. Following the completion of satisfactory legal and financial due diligence and the negotiation of comprehensive mutually agreeable terms, InMed and BayMedica intend to enter into a binding definitive agreement, and other ancillary agreements, for the proposed transaction. Under the terms of the LOI, in addition to completion of due diligence and negotiation of the definitive transaction agreements, the closing of the proposed transaction would be subject to the approval of InMed and BayMedica’s respective boards of directors, the approval of BayMedica’s securityholders, the receipt of all necessary third-party and regulatory approvals, and certain other closing conditions.

Further particulars of the proposed transaction will be provided upon InMed and BayMedica entering into a definitive agreement for the transaction. The parties have entered into a period of exclusivity in order to negotiate the proposed transaction and definitive agreement. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated at all or on the terms contemplated in the LOI.

About BayMedica: BayMedica Inc. is a revenue-stage biotechnology company leveraging synthetic biology and pharmaceutical chemistry to develop an efficient, scalable, and proprietary platform to produce high quality, rare cannabinoids for consumer applications and cannabinoid-derived new chemical entities for pharmaceutical applications. For more information, visit www.baymedica.com.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T:     +1 604 416 0999

E:     cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T:     +1.646.653.7030/+1.646.653.7035

E:     jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control”. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: BayMedica’s plans for further product launches; statements regarding future revenues; the results and potential benefits of the combination of InMed and BayMedica’s business models and their future growth potential; the proposed terms and conditions of any binding definitive agreement with BayMedica and the receipt of all necessary approvals and satisfaction of all closing conditions for the completion of the transaction.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the proposed transaction with BayMedica may not occur on the terms described in this news release or at all; if the proposed transaction with BayMedica completes, the results and potential of BayMedica’s business and the combination of BayMedica’s business with InMed’s business may not be as anticipated; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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